UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 28, 2014

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 28, 2014, Authentidate Holding Corp. (the “Company”) entered into securities purchase agreements with certain institutional and/or accredited investors, including certain affiliated persons, pursuant to which it agreed to sell an aggregate of up to 3,041,455 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) and warrants to purchase up to an aggregate of 1,003,678 shares of Common Stock (the “Warrants”) for gross proceeds of $2,169,040 in a registered direct offering by the Company. The purchase price of a share of Common Stock and Warrant is $0.71, except that the purchase price per share and Warrant is $0.75125 for those investors that are officers or directors of the Company who participated. The last reported consolidated closing bid price of the Company’s Common Stock on August 27, 2014, as reported by the Nasdaq Capital Market, was $0.71 per share.

The Warrants will be exercisable for a period of 54 months commencing on the six month anniversary of the date on which they are issued and will have an initial exercise price of $0.8875 per share. The exercise price of the Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The Securities Purchase Agreements we entered into with the investors contain other terms and conditions that are customary for transactions of this nature.

The closing of the offering is expected to take place by September 3, 2014, subject to the satisfaction of customary closing conditions. The net proceeds to the Company from the registered direct offering, after deducting the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants issued in the offering, are expected to be approximately $2.13 million.

The Common Stock and Warrants, and the shares of common stock issuable upon exercise of the Warrants will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission on or before September 2, 2014 in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-183093), which was declared effective by the Securities and Exchange Commission on December 11, 2012.

The description of terms and conditions of the Securities Purchase Agreement and the form of Warrant does not purport to be complete and is qualified in its entirety by the full text of the form of the Warrant and Securities Purchase Agreement, which are attached hereto as Exhibits 4.1 and 10.1, respectively, and incorporated herein by reference. The opinion of Becker & Poliakoff, LLP relating to the legality of the issuance and sale of the shares of common stock, warrants and shares of common stock issuable upon exercise of the warrants in the offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

One of the investors in the offering, Lazarus Investment Partners LLLP, was the beneficial owner of approximately 29.6% of our outstanding shares of Common Stock immediately prior to the offering, agreed to purchase $500,000 worth of shares of Common Stock and Warrants (704,225 shares and 232,394 Warrants). The manager of the general partner of Lazarus Investment Partners, LLLP, is the brother of Dr. Todd A. Borus, a member of our board of directors. Dr. Borus agreed to purchase 33,278 shares of Common Stock and 10,982 Warrants (subscription proceeds of $25,000). Further, Sarah Trent Harris, a family member of Charles C. Lucas, the Chairman of our Board, agreed to purchase 211,268 shares of Common Stock and 69,718 Warrants (subscription proceeds of $150,000). In addition, an entity controlled by Douglas B. Luce, the brother of J. David Luce, a member of our board of directors, agreed to purchase 352,113 shares of Common Stock and 116,197 Warrants (subscription proceeds of $250,000).

Mr. O’Connell Benjamin, our chief executive officer agreed to purchase 133,111 shares of Common Stock and 43,927 Warrants (subscription proceeds of $100,000) and Mr. William A. Marshall, our chief financial officer, agreed to purchase 66,556 shares of Common Stock and 21,963 Warrants (subscription proceeds of $50,000).

In addition, following the closing of this offering, we anticipate entering into a services agreement for consulting services with DRC Partners LLC, an affiliate of other investors in this offering with whom we have no prior contractual relationship. We are currently discussing the terms of such an agreement and anticipate that we will agree to pay such consultant a monthly cash fee and issue it additional common stock purchase warrants. The investors affiliated with this entity agreed to purchase an aggregate of 205,634 shares and 67,860 warrants.

Item 8.01	Other Events.

The Company issued a press release announcing the offering on August 28, 2014 and a correction Press Release dated August 29, 2014. Such press releases are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Form of Warrant issuable to investors

5.1	Opinion of Becker & Poliakoff, LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Becker & Poliakoff, LLP (reference is made to Exhibit 5.1)

99.1	Press Release of Authentidate Holding Corp. dated August 28, 2014

99.2	Press Release of Authentidate Holding Corp. dated August 29, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ O’Connell Benjamin
Name:	O’Connell Benjamin
Title:	Chief Executive Officer

Date: September 2, 2014

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant issuable to investors

5.1	Opinion of Becker & Poliakoff, LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Becker & Poliakoff, LLP (reference is made to Exhibit 5.1)

99.1	Press Release of Authentidate Holding Corp. dated August 28, 2014

99.2	Press Release of Authentidate Holding Corp. dated August 29, 2014

5